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                                                                EXHIBIT 4.8


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                               TRANSFER AGREEMENT

                                 by and between

                           NORTH STAR UNIVERSAL, INC.

                                      and

                                  ENSTAR INC.

                                NOVEMBER _, 1996



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                               TRANSFER AGREEMENT

        This TRANSFER AGREEMENT (this "Agreement"), dated as of November _, 1996, is made and entered into by and between North Star Universal, Inc. ("NSU"), a Minnesota corporation, and ENStar Inc., a Minnesota corporation and wholly owned subsidiary of NSU ("ENStar").

        WHEREAS, NSU owns (i) _____ shares of common stock, par value $.01 per share, of Americable, Inc. ("Americable"), a Minnesota corporation, constituting all the issued and outstanding shares of capital stock of Americable (the "Americable Shares") and (ii) 1,225,000 shares of common stock, par value $__ per share, of CorVel Corporation, a Delaware corporation ("CorVel"), (the "CorVel Shares" and, together with the Americable Shares, the "Shares").

        WHEREAS, NSU desires to transfer, and ENStar desires to obtain, the Shares on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, ENStar and NSU hereby agree as follows:

                                   ARTICLE I

                         TRANSFER OF SHARES AND CLOSING

        1.01 Transfer. NSU agrees to transfer to ENStar as a contribution to the capital of ENStar (i) all of the right, title and interest of NSU in and to the Shares at the Closing (as defined in Section 1.03) and (ii) all inter-company indebtedness owed by Americable or Transition Networks, Inc. ("Transition"), a wholly owned subsidiary of Americable, to NSU at the Closing (the "Intercompany Indebtedness"), on the terms and subject to the conditions set forth in this Agreement.

        1.02 Consideration. In respect of NSU's contribution to capital provided for in Section 1.01 above, ENStar agrees to (i) enter into with NSU, and be bound by the terms of, that certain Distribution Agreement, in the form attached hereto as Exhibit A (the "Distribution Agreement"), which provides for, among other things, the indemnification of NSU by ENStar with respect to the Shares and the other assets and liabilities to be transferred to ENStar pursuant to the Distribution Agreement and (ii) execute and deliver the Supplemental Indentures (as defined in Article V hereof).

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                1.03  The Closing.

                (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney at 220 South Sixth Street, Minneapolis, Minnesota, at 10:00 a.m. on November _, 1996 (the "Closing Date") or at such other place and on such other date as is mutually agreeable to ENStar and NSU. The Closing will be effective as of the close of business on the Closing Date.

                (b) Subject to the conditions set forth in this Agreement, on the Closing Date:

                        (i) NSU will assign and transfer to ENStar (A) good and valid title in and to the Shares, free and clear of all liens, by delivering to ENStar a stock certificate or certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached (B) the Intercompany Indebtedness; and

                        (ii) Each of the parties shall deliver to the other the documents required to be delivered pursuant to Article VII hereof.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF NSU

                NSU hereby represents and warrants to ENStar that:

                3.01 Incorporation and Corporate Power. NSU is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the corporate power and authority to sell, transfer and convey the Shares as provided by this Agreement).

                3.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by NSU and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of NSU, and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by NSU and, assuming that this Agreement is the valid and binding agreement of ENStar, constitutes the valid and binding obligation of NSU, enforceable in accordance with

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its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

        3.03 Authority; No Breach. NSU has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by NSU and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of NSU or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which NSU, Americable, Transition or the Shares are bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which NSU, Americable, Transition or the Shares are subject. No consent, approval or authorization of any governmental or regulatory authority is required to be obtained by NSU, Americable or Transition in connection with its execution, delivery and performance of this Agreement.

        3.04 Ownership of Capital Stock. NSU owns, beneficially and of record, all right, title and interest in and to the Shares free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or limitations of any kind, and, on the Closing Date, the delivery by NSU of a certificate or certificates in the manner set forth in Section 1.03(b) hereof will transfer good and valid title to the Shares to Buyer, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind.

        3.05 Capital Stock. The authorized capital stock of Americable consists of 1,000,000 shares of Common Stock, par value $.01 per share, of which, as of the date hereof, 20,000 shares are issued and outstanding, all of which Americable Shares are owned beneficially and of record by NSU, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind. All of the shares of Americable Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.


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                                  ARTICLE IV


                   REPRESENTATIONS AND WARRANTIES OF ENSTAR


              ENStar hereby represents and warrants to NSU that:


              4.01 Incorporation and Corporate Power. ENStar is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

              4.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by ENStar and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by ENStar and constitutes the valid and binding obligation of ENStar, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

              4.03 No Breach. The execution, delivery and performance of this Agreement by ENStar and the consummation by ENStar of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of ENStar, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of ENStar or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which ENStar is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which ENStar is subject.


                                  ARTICLE V

                              COVENANT OF ENSTAR


        ENStar covenants and agrees with NSU that it will execute and deliver
(a) the Distribution Agreement at the request and upon the direction of NSU, (b) a supplemental indenture, substantially in the form attached hereto as Exhibit
B (the "1986 Supplemental Indenture"), to that certain Indenture, dated as of December 1, 1986 (the "1986 Indenture"), between NSU and National City Bank of Minneapolis,


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         as trustee, pursuant to which ENStar agrees to assume the indebtedness of NSU under the 1986 Indenture and (c) a supplemental indenture, substantially in the form attached hereto as Exhibit C (the "1989 Supplemental Indenture" and, together with the 1986 Supplemental Indenture, the "Supplemental Indentures"), to that certain Indenture, dated as of April 26, 1989, as supplemented on March 16, 1992, and March 16, 1995 (the "1989 Indenture"), between NSU and National City Bank of Minneapolis, as trustee, pursuant to which ENStar agrees to assume the indebtedness of NSU (the "NSU Assumed Indebtedness") under the 1986 Indenture and the 1989 Indenture.

                                  ARTICLE VI
                              COVENANT OF ENSTAR



                NSU covenants and agrees that it will pay in full, when due and in accordance with its terms, and hold ENStar harmless from, all amounts due in respect of the NSU Assumed Indebtedness issued and outstanding under the 1986 Indenture or the 1989 Indenture, notwithstanding that ENStar has agreed to assume such NSU Assumed Indebtedness pursuant to its execution of the Supplemental Indentures with respect to such NSU Assumed Indebtedness.

                                 ARTICLE VII
                            CONDITIONS TO CLOSING

        7.01 Conditions to ENStar's Obligations. The obligation of ENStar to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

                (a) The representations and warranties set forth in Article IV hereof shall be true and correct in all material respects at and as of the Closing as though then made;

                (b) NSU shall have delivered to ENStar the stock certificates issued to NSU representing the Shares, duly endorsed for transfer or accompanied by a duly executed stock power, with requisite stock transfer stamps, if any, attached; and

                (c) NSU shall have delivered to ENStar the minute books, stock transfer records, corporate seal and other materials of each of Americable and Transition related to Americable's and Transition's corporate administration;

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               (d)   NSU shall have entered into each of the Supplemental
          Indentures with ENStar and the trustee named therein; and

               (e) NSU shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing.

               7.02 Conditions to NSU's Obligations. The obligations of NSU to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

               (a) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects at and as of the Closing as though then made;

               (b)  ENStar shall have entered into Supplemental Indentures; and

               (c) ENStar shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing.


                                  ARTICLE VIII

                                  TERMINATION

               This Agreement may be terminated at any time prior to the Closing by the mutual consent of ENStar and NSU.

                                   ARTICLE IX

                                 MISCELLANEOUS

               9.01 Further Assurances. NSU agrees that, on and after the Closing Date, it shall take all appropriate action (without incurring any out-of-pocket expenses) and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including, without limitation, putting ENStar in possession and operating control of the Shares.

               9.02 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their



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respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

        9.03  Severability.   Whenever possible, each provision of this
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        9.04   Complete Agreement.   This Agreement and the Exhibits hereto,
the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

        9.05   Counterparts.   This Agreement may be executed in one or more
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

        9.06   Governing Law.   The internal law, without regard to conflicts
of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                ENSTAR INC.

                                By___________________________
                                 Its_________________________

                                NORTH STAR UNIVERSAL, INC.

                                By___________________________
                                 Its_________________________



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